ANTI-DILUTION AGREEMENT

THIS ANTI-DILUTION AGREEMENT (the “Agreement”) is dated as of January 15_, 2016 with an effective date (the “Effective Date”) of January 2, 2016, and is by and among “ACACIA DIVERSIFIED HOLDINGS, INC., a Texas corporation (“Acacia” or the “Company”), and STEVEN L. SAMPLE, an individual residing in the State of Florida (“Mr. Sample”). Acacia and Mr. Sample are referred to collectively herein as the "Parties," and individually as a "Party."

WHEREAS, Mr. Sample and the Company are both Parties to that certain Modified Employment Agreement with an Effective Date of January 4, 2016 and are relevant Parties to the Asset Purchase Agreement also with an Effective Date of January 4, 2016, to which the form of this Agreement is attached as Exhibit J and made a part thereof, all of which contemplates the execution and delivery of this Agreement by the Parties hereto.

WHEREAS this Agreement is certified and confirmed to be valid for all purposes by Richard K. Pertile (“Pertile”) acting in the capacity as President of Seller as a party to the Asset Purchase Agreement of even date herewith to which this Agreement is made a part, and by Pertile also acting as CEO-Elect of Acacia.

WHEREAS the Company and Mr. Sample acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in this Agreement shall not be superseded as a result of the change of management of Acacia or the status of the Parties executing this Agreement concomitant with the Closing of the Asset Purchase Agreement to which this Agreement is made a part, but shall remain in full force and effect to the full extent provided herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged (including, without limitation, the entering into the various Agreements by and between the Parties and the MariJ Group of Companies dated January 15, 2016, each with an Effective Date of January 4, 2016), so long as the Right of First Refusal to Purchase Common Stock the and Proxy included the Agreements remain in full force and effect or Mr. Pertile shall have exercised his Right of First Refusal in acquiring the Primary CEO Equity Consideration, the Parties hereto hereby agree as follows:

SECTION 1. Additional Issuances.

(a) If at any time after the Effective Date hereof, if the Company shall issue any additional shares of the Company’s Common Stock or warrants, options or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock (the “Additional Securities”) for the purposes of raising capital, acquiring assets, or for any other authorized purpose, Mr. Sample shall have the right to subscribe for and to purchase at the par value of the Company’s stock of $0.001 per share (“Par Value”) that number of Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage (as defined herein below) in the Company equal to the lesser of: (i) Fully-Diluted Ownership Percentage of the Company on the date that a Subscription Notice (as defined below) is delivered to Mr. Sample hereunder, and (ii) nine and nine-tenths percent (9.9%) of the Company’s issued and outstanding Common Stock after first adjusting for the eventuality of the required disposal of 2,500,000 shares of Mr. Sample’s Common Stock in the Company under the provisions of the Asset Purchase Agreement to which this Anti-Dilution is made a part. By way of example, prior to Mr. Sample’s required disposal of 2,500,000 shares of his Common Stock of Acacia as required in the Asset Purchase Agreement, this calculation would result in his entire personal holdings of Acacia, less 2,500,000 shares, then being made to equal to 9.9% of the total issued and outstanding Common Shares of the Company by the issuance to Mr. Sample of new Common Shares of the Company at Par Value in such numbers such as to cause his total ownership to be equal to said 9.9%. Any offer of Additional Securities made to Mr. Sample under this Section 1 shall be made by notice in writing (the “Subscription Notice”) at least 10 Business Days prior to the issuance of such Additional Securities. The Subscription Notice shall set forth (i) the number of Additional Securities proposed to be issued to any Person other than Mr. Sample and the terms of such Additional Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such Additional Securities are proposed to be issued and the terms of payment, (iii) the number of Additional Securities offered to Mr. Sample in compliance with the provisions of this Section 1 and (iv) the proposed date of issuance of such Additional Securities. Not later than 5 Business Days after delivery of a Subscription Notice in accordance with the notice provisions hereof, Mr. Sample shall deliver a notification to the Company in writing whether he elects to purchase all or any portion of the Additional Securities offered to Mr. Sample, pursuant to the Subscription Notice; provided however, that the failure of Mr. Sample to respond in writing within 5 Business Days shall be deemed a waiver and negative election by Mr. Sample to purchase any of the Additional Securities offered by such Subscription Notice. If Mr. Sample elects to purchase any such Additional Securities, the Additional Securities that he shall have elected to purchase shall be issued and sold to Mr. Sample by the Company at the same time and on the same terms and conditions as the Additional Securities are issued and sold to third Parties. If, for any reason, the issuance of Additional Securities to third Parties is not consummated, Mr. Sample’s right to his share of such issuance shall lapse, subject to Mr. Sample’s ongoing subscription rights with respect to issuances of Additional Securities at later dates or times.

(b) The Company represents and covenants to Mr. Sample that (i) upon issuance, all the shares of Additional Securities sold to Mr. Sample pursuant to this Section 1 shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Company of the same type are at the time already approved) for listing on the Nasdaq Stock Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance, (ii) upon delivery of such shares, they shall be free and clear of all liens, claims and encumbrances (other than any restrictions imposed by applicable federal, state and foreign securities laws of any nature and shall not be subject to any preemptive right of any stockholder of the Company and (iii) this Section 1 does not and upon the issuance of such Additional Securities will not: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of ACACIA, each as amended then to date; (b) conflict with or constitute a violation by ACACIA of any applicable law (including the Texas Business Organizations Code), judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to ACACIA the enforcement of which would have a material adverse effect on ACACIA or on ACACIA’s ability to perform its obligations hereunder or the ability of ACACIA to consummate issuance of the Additional Securities; and, (c) either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would have a material adverse effect on ACACIA or on the ability of ACACIA to perform its obligations hereunder or the ability of ACACIA to issue such shares.

(c) As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday, U.S. national legal holiday, or a legal holiday under the laws of the State of Texas or the State of Florida, and the term “Person” shall mean an individual, corporation, partnership, joint venture, joint stock company, association, trust, business trust, unincorporated organization, government authority, or any other entity of whatever nature. As used herein, the term “Fully-Diluted Ownership Percentage” shall mean the percentage ownership calculated by dividing (i) the aggregate number of shares of Common Stock (including any shares of Common Stock issuable upon exercise or conversion of options, warrants or other securities or rights) beneficially owned (as such term is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by the applicable Person or Persons, howsoever and whenever acquired, by (ii) the aggregate number of all issued and outstanding shares of Common Stock of the Company (including any shares of Common Stock which are issuable upon exercise or conversion of options, warrants or other securities or rights within 60 days of the date on which such calculation is being made).

(d) If the Company, at any time while this Agreement is in force and effect, by reclassification of securities or otherwise (including, but not limited to, a “reincorporation,” merger with or into a wholly owned subsidiary of the Company, an exchange or stock swap or another type of reorganization or recapitalization) (individually or collectively the “Reorganization of Shares”), shall change or exchange its Common Stock into (or for) different securities of another class or classes or ceases to have Common Stock, then Mr. Sample’s rights hereunder shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the Agreement immediately prior to such reclassification or other change. All such adjustments shall be made so as to equitably adjust Mr. Sample’s rights hereunder such that he should own no less than nine and nine-tenths percent (9.9%) of the issued and outstanding shares of the Company in any classification thereof in the Company or any newly-capitalized entity following any such Reorganization of Shares.

SECTION 2. No Reverse Stock Splits or Issuances of Preferred Shares. From the Effective Date of this Agreement until January 1, 2020, the Company shall not cause to occur or suffer to be caused to occur any reverse stock split (“Reverse Stock Split”) to its Common shares without the prior written consent of Mr. Sample. Similarly, the Company shall not during that same period cause to occur or suffer to be caused to occur any issuance of shares of the preferred stock (“Preferred Stock” or “Preferred Shares”) of the Company without the prior written consent of Mr. Sample. Any violation of these covenants as to a Reverse Stock Split shall result in a requirement that the Company immediately issue to Mr. Sample sufficient new shares of the Company’s common stock (“Common Stock” or “Common Shares”) such as to cause his holdings thereof to be equal to the percentage of his Common Stock holdings relevant to the total issued and outstanding shares of the Common Stock of the Company as of the date immediately preceding the Effective Date of this Agreement (meaning the percentage of the total issued and outstanding Common Stock of the Company held by Mr. Sample in relation to the total number of Common Shares of the Company issued and outstanding as of the date immediately preceding the Effective Date of this Agreement). Similarly, any violation of these covenants as to issuance of Preferred Shares shall result in a requirement that the Company immediately issue to Mr. Sample sufficient new shares of the Company’s Preferred Stock such as to cause his holdings of the Company’s total issued and outstanding Preferred Shares to be equal to the percentage of his Common Stock holdings relevant to the total issued and outstanding shares of the Common Stock of the Company as of the date immediately preceding the effective date of this Agreement (meaning Mr. Sample would be issued an appropriate number of Preferred Shares of the Company such that his ownership thereof would become in accordance with the percentage of Common Stock of the Company held by Mr. Sample in relation to the total number of Common Shares of the Company issued and outstanding as of the date immediately preceding the Effective Date of this Agreement). Any shares issued to Mr. Sample in accordance with this Section 2 shall be paid by Mr. Sample at Par Value.

SECTION 3. Further Assurances. Each of the Parties hereto agrees that, at any time and from time to time after the date hereof, it shall, upon written request from the other Party hereto, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments, documents and assurances as such other Party reasonably may request for the purpose of carrying out this Agreement.

SECTION 4. Binding Agreement; Assignment. This Agreement is binding upon, will inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties hereto, without the prior written consent of the other Party hereto.

SECTION 5. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matters hereof and thereof and supersedes any and all prior negotiations, agreements, arrangements and understandings between the Parties, written or oral, relating to the matters provided for herein or therein. Except as expressly provided in this Agreement, nothing contained in this Agreement, express or implied, is intended to or shall confer on any Person other than the Parties hereto and their heirs, successors and permitted assigns, any rights, benefits, remedies or claims under or by reason of this Agreement.

SECTION 6. Amendment; Modification. This Agreement may not be amended or modified except by an instrument in writing signed by a duly authorized officer of each of the Company and Mr. Sample.

SECTION 7. Extensions; Waivers; Remedies Cumulative.

(a) The conditions to each of the Parties’ obligations to consummate this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law. With regard to this Agreement, any Party may (i) extend the time for the performance of any of the obligations or other acts of any other Party with such first Party, or (ii) waive compliance with any of the agreements of any Party with such first Party or with any conditions to its own obligations. Any agreement on the part of a Party hereto to any such extension or waiver of any provision of this Agreement shall be valid and effective only if set forth in an instrument in writing signed on behalf of such Party against whom enforcement of any waiver or consent is sought by such first Party or a duly authorized officer thereof, if applicable.

(b) No failure or delay on the part of any Party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing among the Parties, shall operate as a waiver of such right, privilege, power, or remedy, nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy, or the exercise of any other right, privilege, power, or remedy. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the Party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

SECTION 8. Section Headings; Interpretation. Reference in this Agreement to a Section unless otherwise indicated, shall constitute references to a Section or an Article of this Agreement. The section headings contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto agree that this Agreement is the product of negotiations among sophisticated Parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any Party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

SECTION 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware without giving effect to the laws that might otherwise govern under applicable principles of conflict of laws thereof.

SECTION 10. Notices. Any notice, demand, claim, request, waiver or consent or other communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered by any of the following means of delivery, and shall be deemed to have been duly delivered and received on the date (or the next Business Day if delivery is not made on a Business Day) of personal delivery or facsimile transmission or on the date (or the next Business Day if delivery is not made on a Business Day) of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date (or the next Business Day if delivery is not made on a Business Day) of a stamped receipt, if sent by an overnight delivery service, and sent to the following addresses (or to such other address as any Party may request, in the case of the Company, by notifying Mr. Sample, and in the case of Mr. Sample, by notifying the Company in each case in accordance with this Section):

(a)	If to the Company:

Acacia Diversified Holdings, Inc. ATTN: Richard K. Pertile, CEO
13575 58TH Street North #138 Clearwater, FL 33760

Telephone: (727) 492-4208

Facsimile: (727) 678 - 4420

With a copy to:

Howard P. Ross, Esq. B.C.S.

Florida Bar Certified in Business Litigation and Civil Trial

Battaglia, Ross, Dicus & McQuaid, P.A.

5858 Central Avenue

St. Petersburg, FL 33707

(b)	If to Mr. Sample:

Steven L. Sample 2806 SE 29th Street Ocala, FL 34471 Telephone: (877) 513-6294 Facsimile: (877) 513-6295

SECTION 11. Consent to Jurisdiction. Each of the Parties agrees to submit itself to the jurisdiction of any state or federal court sitting in Ocala, Florida or Orlando, Florida. In addition, each of the Parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

SECTION 12. Severability. The Parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) they shall negotiate in good faith to replace any provisions that are finally determined to be invalid, void or otherwise unenforceable with other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iii) the balance of this Agreement shall not be affected and shall remain enforceable to the fullest extent permitted by law. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and shall be enforced to the fullest extent permitted by law.

SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the Parties hereto and delivered to the other Parties. The Parties hereto agree that signatures of the Parties and their duly authorized officers may be exchanged by facsimile transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures.

[Signature page follows]

This Agreement has been duly executed by the Parties hereto as of the date first set forth above.

ACACIA DIVERSIFIED HOLDINGS, INC.
A Texas corporation

BY:	/s/ Steven L. Sample

Name:	Steven L. Sample

Its:	CEO

STEVEN L. SAMPLE
An Individual residing in Florida

BY:	/s/ Steven L. Sample

ACKNOWLEDGED AND AGREED BY RICHARD K. PERTILE AS REPRESENTING SELLER AND ACTING IN THE CAPACITY AS CHIEF EXECUTIVE OFFICER-ELECT OF ACACIA FOR THE CONFIRMATION OF AND AFFIRMATION OF THE VALIDITY OF THIS AGREEMENT UNDER AUTHORITY OF THE RESPECTIVE BOARDS OF DIRECTORS

BY:	/s/ Richard K. Pertile

Name:	Richard K. Pertile